EXHIBIT 99.1

Entegris Reports Results for Fourth Quarter and Fiscal 2006

CHASKA (Minneapolis), Minn., February 13, 2006 – Entegris, Inc. (Nasdaq: ENTG), a global leader in materials integrity management, today reported its financial results for the fiscal fourth quarter and year ended December 31, 2006.

Fourth-quarter sales from continuing operations were $169.1 million, versus $171.3 million in the third quarter and up 15 percent from $147.1 million for the same period a year ago. GAAP net income was $16.1 million, or $0.12 per fully diluted share. This result includes total pretax stock-based compensation of $3.0 million, or $0.02 per fully diluted share after tax, of which $0.9 million was for integration-related stock-based compensation.

On a non-GAAP basis, fourth-quarter income from continuing operations was $21.1 million, or $0.16 per fully diluted share. The non-GAAP result is adjusted to exclude the after-tax effects of merger-related and other restructuring charges. On a pre-tax basis, the adjustments include restructuring charges of $0.6 million, integration expense of $0.6 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of $0.9 million. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.

For the year ended December 31, 2006, sales from continuing operations totaled $678.7 million, versus $442.8 million for the prior year. GAAP net income was $63.5 million, or $0.46 per fully diluted share. On a non-GAAP basis, income from continuing operations for fiscal 2006 was $86.0 million, or $0.62 per fully diluted share.

Gideon Argov, president and chief executive officer, said: “While there were signs of softening in the industry, fourth-quarter sales remained firm and reflected strong sales of our liquid systems. Earnings per share exceeded our guidance, as lower selling, general, and administrative expenses and a favorable tax rate offset a lower gross margin. The fourth-quarter gross margin was impacted by manufacturing inefficiencies identified after a comprehensive review of all our operations worldwide. With this review completed, we are confident we have aggressively addressed the causes of these inefficiencies.

“All in all, it was a solid year for Entegris,” said Argov. “Our strong balance sheet and cash flow allows us to continue to invest in technologies that address our semiconductor customers’ contamination control issues and meet their materials handling needs, which are critical to their successful transition to 65 and 45 nanometer processes.” The Company ended the quarter with cash, cash equivalents, and short-term investments of $275.0 million, up $46.5 million from the third quarter.

Outlook

For its first fiscal quarter ending March 31, 2007, the Company currently expects sales to be flat to down 5 percent sequentially, or approximately $161 million to $169 million. GAAP net income per diluted share is expected to range from $0.08 to $0.11. Non-GAAP net income is expected to range from approximately $15 million to $19 million, reflecting pretax adjustments for integration and restructuring charges of approximately $2.0 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of approximately $0.7 million. Non-GAAP net income per diluted share is expected to range from $0.11 to $0.14.

Fourth-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the 2006 fourth quarter and full year on Tuesday, February 13, 2007, at 10:00 a.m. Eastern Time. Participants should dial 1-800-811-0667 (domestic callers) or 1-913-981-4901 (for callers outside the U.S.); all callers should use passcode 4783557. A replay of the call can be accessed at 1-719-457-0820 using the same passcode. The call will also be webcast on the investor relations portion of the Entegris website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is the global leader in materials integrity management, delivering a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in semiconductor and other high tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also discloses non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from purchase accounting and integration activities associated with the Company’s August 2005 merger with Mykrolis Corporation. Earnings guidance for the quarter ending March 31, 2007 is disclosed on both a GAAP and a non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements which are modified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, future operating results of Entegris, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including the discussion described under the headings “Risks Relating to our Business and Industry,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 7 of our Annual Report on Form 10–K for the fiscal year ended August 27, 2005 .as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Net sales	$169,081	$147,144	$678,706	$442,834

Cost of sales(a)	99,260	95,172	372,557	281,569

Gross profit	69,821	51,972	306,149	161,265

Selling, general and administrative expenses(b)	42,056	59,295	189,772	157,583

Engineering, research and development expenses	9,595	9,771	38,830	26,247

Operating income (loss)	18,170	(17,094)	77,547	(22,565)

Interest income, net	2,439	2,029	9,205	4,519

Other (loss) income, net	(637)	155	1,658	2,138

Income (loss) before income taxes	19,972	(14,910)	88,410	(15,908)

Income tax expense (benefit)	3,920	(7,440)	26,505	(10,941)

Equity in net (earnings) loss of affiliates	(243)	(70)	(531)	149

Income (loss) from continuing operations	16,295	(7,400)	62,436	(5,116)

(Loss) income from discontinued operations, net of taxes	(196)	(2,794)	1,030	(10,385)

Net income (loss)	$16,099	$(10,194)	$63,466	$(15,501)

Basic income (loss) per common share:

Continuing operations:	$0.12	$(0.05)	$0.46	$(0.05)

Discontinued operations	—	(0.02)	0.01	(0.11)

Net income (loss) per common share	$0.12	$(0.08)	$0.47	$(0.16)

Diluted income (loss) per common share:

Continuing operations:	$0.12	$(0.05)	$0.45	$(0.05)

Discontinued operations	—	(0.02)	0.01	(0.11)

Net income (loss) per common share	$0.12	$(0.08)	$0.46	$(0.16)

Weighted average shares outstanding:

Basic	130,594	135,467	135,116	98,495

Diluted	134,024	135,467	138,492	98,495

a)	Cost of sales for the three months ended December 31, 2006 include $0.3 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense. Cost of sales for the twelve months ended December 31, 2006 include $2.5 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses for the three months and twelve months ended December 31, 2006 include $5.3 million and $31.1 million, respectively, of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended December 31, 2006

(In thousands, except per share data)

(Unaudited)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$169,081	$—	$169,081

Cost of sales(a)	99,260	(342)	98,918

Gross Profit	69,821	342	70,163

Selling, general and administrative expenses(b)	42,056	(5,297)	36,759

Engineering, research and development expenses	9,595	—	9,595

Operating income	18,170	5,639	23,809

Interest income, net	2,439	—	2,439

Other (loss), net	(637)	—	(637)

Income before income taxes	19,972	5,639	25,611

Income tax expense	3,920	851	4,771

Equity in net earnings of affiliates	(243)	—	(243)

Income from continuing operations	16,295	4,788	21,083

Loss from discontinued operations, net of taxes	196	—	196

Net income	$16,099	$4,788	20,887

Basic income per common share:

Continuing operations:	$0.12	$0.04	$0.16

Discontinued operations	—	—	—

Net income per common share	$0.12	$0.04	$0.16

Diluted income per common share:

Continuing operations:	$0.12	$0.04	$0.16

Discontinued operations	—	—	—

Net income per common share	$0.12	$0.04	$0.16

Weighted average shares outstanding:

Basic	130,594		130,594

Diluted	134,024		134,024

a)	Non-GAAP cost of sales for the three months ended December 31, 2006 is adjusted for $0.3 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.

b)	Non-GAAP selling, general and administrative expenses for the three months ended December 31, 2006 are adjusted for $0.4 million of merger-related and other restructuring charges, $0.6 million of integration expense, $0.8 million of integration-related stock-based compensation expense, and $3.5 million of merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Twelve Months Ended December 31, 2006

(In thousands, except per share data)

(Unaudited)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$678,706	$—	$678,706

Cost of sales(a)	372,557	(2,506)	370,051

Gross profit	306,149	2,506	308,655

Selling, general and administrative expenses(b)	189,772	(31,121)	158,651

Engineering, research and development expenses	38,830	—	38,830

Operating income	77,547	33,627	111,174

Interest income, net	9,205	—	9,205

Other income, net	1,658	—	1,658

Income before income taxes	88,410	33,627	122,037

Income tax expense	26,505	10,089	36,594

Equity in net earnings of affiliates	(531)	—	(531)

Income from continuing operations	62,436	23,538	85,974

Income from discontinued operations, net of taxes	1,030	—	1,030

Net income	$63,466	$23,538	$87,004

Basic income per common share:

Continuing operations:	$0.46	$0.18	$0.64

Discontinued operations	0.01	—	0.01

Net income per common share	$0.47	$0.17	$0.64

Diluted income per common share:

Continuing operations:	$0.45	$0.17	$0.62

Discontinued operations	0.01	—	0.01

Net income per common share	$0.46	$0.17	$0.63

Weighted average shares outstanding:

Basic	135,116		135,116

Diluted	138,492		138,492

a)	Non-GAAP cost of sales for the twelve months ended December 31, 2006 is adjusted for $3.2 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense offset by a $0.7 million gain on the sale of a facility.
b)	Non-GAAP selling, general and administrative expenses for the twelve months ended December 31, 2006 are adjusted for $4.2 million of merger-related and other restructuring charges, $7.8 million of integration expense, $5.1 million of integration-related stock-based compensation expense, and $14.0 million of merger-related amortization of intangibles.

Entegris, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS

Cash, cash equivalents and short-term investments	$274,974	$274,403

Accounts receivable	128,960	110,146

Inventories	94,697	69,535

Deferred tax assets	41,750	26,078

Other current assets and assets held for sale	10,777	25,290

Total current assets	551,158	505,452
Property, plant and equipment, net	120,254	120,323

Intangible assets	467,674	493,544

Deferred tax asset – non-current	—	10,614

Other assets	11,745	12,301

Total assets	$1,150,831	$1,142,234

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current maturities of long-term debt	$401	$797

Short-term debt	—	2,290

Accounts payable	25,202	33,585

Accrued liabilities	57,049	58,570

Income tax payable	16,926	15,775

Total current liabilities	99,578	111,017

Long-term debt, less current maturities	2,995	3,383

Other liabilities	32,278	15,015

Shareholders’ equity	1,015,980	1,012,819

Total liabilities and shareholders’ equity	$1,150,831	$1,142,234